EXHIBIT 10- RENAISSANCE CENTER OFFICE LEASE

                          RENAISSANCE CENTER - PHASE I
                               DETROIT, MICHIGAN
                                  OFFICE LEASE
                            BASIC LEASE INFORMATION

Date:          May 2, 1996
Landlord:      Renaissance Center Venture, a Michigan co-partnership
Tenant:        United American Healthcare Corporation, a Michigan corporation
Section 1,     Office Tower:  200
Paragraph (c)

Section 1,     Premises: Suite 1400, consisting of approximately 16,079 rentable
Paragraph (d)  square feet.

Section l,     Base Operating Expenses: 1997 Base Year
Paragraph (g)

Section l,     Base Property Taxes: 1997 Base Year
Paragraph (i)

Section 1,     Tenant's Percentage Share: 2.96%
Paragraph (j)

Section 2(a)   Term Commencement Date: July 1, 1996

Section 2(a)   Term Expiration Date: June 30, 2001

Section 3      Base Rent               Year               Annual                            Monthly
                                       ----               ------                            -------

                                       1 - 3            $273,343.08                        $22,778.59

                                       4 - 5            $305,501.04                        $25,458.42

Section 31     Security Deposit:  None

Section 33     Tenant's Address for Notices:                200 Renaissance Center
                                                            Suite 1400
                                                        Detroit, Ml 48243

Section 33     Landlord's Address for Notices:          400 Renaissance Center
                                                        Suite 1200
                                                        Detroit, Michigan 48243

                            BASIC LEASE INFORMATION

                               TABLE OF CONTENTS

                                                     Page

               1.   Definitions                                1
               2.   Term; Completion of Improvements           4
               3.   Rental                                     5
               4.   Use                                        6
               5.   Services                                   8
               6.   Taxes Payable by Tenant                    8
               7.   Alterations                                9
               8.   Liens                                      9
               9.   Repairs                                    9
               10.  Destruction or Damage                     10
               11.  Subrogation                               10
               12.  Indemnification and Liability Insurance   11
               13.  Compliance with Legal Requirements        11
               14.  Assignment and Subletting                 13
               15.  Rules                                     13
               16.  Entry by Landlord                         13
               17.  Events of Default                         14
               18.  Remedies                                  15
               19.  Termination upon Default                  15
               20.  Other Relief                              16
               21.  Landlord's Right to Cure Defaults         16
               22.  Attorneys' Fees                           16
               23.  Eminent Domain                            16
               24.  Subordination                             17
               25.  No Merger                                 17
               26.  Non-Liability of Landlord                 17
               27.  Estoppel Certificate                      18
               28.  No Light, Air or View Easement            18
               29.  Holding Over                              18
               30.  Abandonment                               18
               31.  Security Deposit                          19
               32.  Waiver                                    19
               33.  Notices                                   20
               34.  Complete Agreement                        20
               35.  Corporate Authority                       20
               36.  Inability to Perform                      20
               37.  Covenant of Quiet Enjoyment               21
               38.  Brokers                                   21
               39.  Miscellaneous                             21
               40.  Exhibits                                  21
               41.  Additional Provisions                     21


Rules and Regulations
Exhibit(s) and Rider

                 Exhibits:

                 - Exhibit "A" - Legal Description
                 - Exhibit  "B" - Floor Plans(s)
                   - Exhibit  "C" - Landlord's Work
                   - Exhibit  "D" - Janitorial Services
                   - Exhibit  "E" - Rules and Regulations

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic I Basic Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Information and the Lease, the latter shall control.

                                            PHASE I

                                       RENAISSANCE CENTER

                                          OFFICE LEASE

     THIS LEASE, is made and entered into by and between RENAISSANCE CENTER VENTURE, a Michigan co-partnership, as Landlord ("Landlord"), and the Tenant designated in The Basic Lease Information, as Tenant ("Tenant").

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in section l(d) below, together with the non-exclusive right to use the Common Areas described in section 1(k) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth; to each and all of which Landlord and Tenant hereby mutually agree


Definitions

1. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

     (a) The term "Basic Lease Information" shall mean the terms set forth in the foregoing pages delineated as "Basic lease Information," which terms are hereby incorporated in this Lease as if set forth in full. In the event of any conflict between any Basic Lease Information and this Lease, the latter shall control.

     (b) The termss "Phase I Complex" shall mean the land and other real property in the parcel more particularly described on Exhibit "A" hereto, the buildings constructed or being constructed thereon known as 100 Renaissance Center, 200 Renaissance Center, 300 Renaissance Center and 400 Renaissance Center, the Westin Hotel (hereinafter referred to as the "Hotel"), the three level podium structure upon which such bui1d1ngs are located and retail areas located within the podium structure (hereinafter referred to as the "Retail Premises"), parking areas and all other improvements on or appurtenances to said parcel. Landlord reserves the right to Cake such changes, alterations, additions, improvements, repairs or replacements in or to the Phase I Complex (including the Premises) and the fixtures and equipment thereof, as wells the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Phase I Complex, and to erect, maintain, and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use of the Premises.

     (c) The term "Office Tower" shall mean the office building of the Phase I Complex, specified in the Basic Lease Information, of which the Premises forms a part.


     (d) The term "Premises" shall mean the portion of the Office Tower located on the floor(s) specified in the Basic Lease Information which is outlined on the floor plan(s) attached hereto as Exhibit "B". All of the perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises any space in and/or adjacent to the Premises used for shafts, stairways, stacks, other utilities, sinks, fan rooms or other facilities of the Phase I Complex, and the use thereof, as well as access thereto through the Premises (at and for such times as shall not unreasonably interfere with Tenant's business) for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, are expressly reserved to Landlord.

     (e) The term "Operating Expenses" shall mean (1) the actual cost incurred by Landlord with respect to the operation, maintenance and repair of the Phase I Complex which are properly allocable to the Office Tower, including, without limitation, the costs incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; snow removal; general landscaping and maintenance; window washing (interior and exterior, including inside partitions); elevators escalators; porter and matron service; electric current for Common Areas; steam; management fees (the management fee shall not exceed 5% of the gross receipts), protection and security service; repairs, maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; water rates and sewer rents; depreciation of all hand tools and other moveable equipment and personal property, which is, or should be capitalized on the books of Landlord, and the cost of hand tools and other moveable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such hand tools and moveable equipment, the fair rental value for floor space occupied for parts storage, maintenance shops and the like, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost or portion thereof properly allocable to the Office Tower of any capital improvements made to the Phase I complex by Landlord after the Term Commencement Date that reduce other Operating Expenses, or made to the Phase I Complex by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Phase I Complex at the time it was constructed, such cost or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the amortized balance at the rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements or if such funds are not borrowed, at one hundred thirty percent (130%) of the "prime rate" from time to time (such 'prime rate' shall be the rate charged by National Bank of Detroit to its most credit worthy customers on unsecured ninety day loans, or the successor to such rate, as reasonably selected by Landlord). Operating Expenses shall not include Property Taxes; depreciation on the Phase I Complex other than depreciation on exterior window draperies provided by Landlord and carpeting in Common Areas and other than as set forth above; costs of services or repairs and maintenance which are paid for by proceeds of insurance, by other tenants or third parties; advertising public relations and promotions attributable to Landlord's efforts to increase or maintain the occupancy rate in the Phase I Complex; costs allocated to the operation of the Retail Areas, the Hotel and parking areas of the Phase I Complex; tenants' improvements, real estate brokers' commissions, interest and capital items other than those referred to in clause (2) above.

     Landlord shall have the right to aggregate the Operating Expenses of the four office towers located within the Phase I Complex and allocate twenty-five percent (25%) of such aggregate Operating Expenses to the Office Tower.

     (f) The term "Adjusted Operating Expenses" shall mean Operating Expenses as adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable office area of the Phase I Complex been occupied. Landlord and Tenant acknowledge that certain of the costs of operation, maintenance and repair of the Phase I Complex are to be allocated by Landlord entirely to the floors of office space, certain of such costs are to be allocated entirely to the Retail Areas, Hotel or parking areas, and certain of such costs are to be allocated among the floors of office space, Retail Areas, Hotel and parking areas. The determination of such costs and their allocation shall be reasonable and non-discriminatory and in accordance with generally accepted accounting principles applied on a consistent basis.

     (g) The term "Base Operating Expenses" shall mean the amount specified in the Basic Lease Information.

     (h) The term "Property Taxes" shall mean the amount properly allocable to the Office Tower of all ad Valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Phase I Complex or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. The amount allocable to the Office Tower shall be determined by Landlord on a reasonable and non-discriminatory basis. Property Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad Valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Phase I Complex, the leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder.

     (I) The term "Base Property Taxes" shall mean the amount specified in the Basic Lease Information.

     (j) The term "Tenant's Percentage Share" shall mean the percentage figure specified in the Basic Lease Information.

     (k) The term "Common areas" shall mean the common and public areas in the Phase I Complex as Landlord may designate from time to time, provided that Landlord shall have the right to eliminate, substitute and/or re-arrange such areas which may theretofore have been so designated as Landlord deems appropriate in its discretion. Tenant's non-exclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Phase I Complex and others to whom Landlord grants such rights from time to time.

Term; Completion of Improvements

2. (a) The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Term Commencement Date, this lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom and the Expiration Date shall not be affected, but in that event, subject to any contrary provisions in Exhibit "C" attached hereto, rental shall be waived for the period between the Term Commencement Date and the time when Landlord can deliver possession. Notwithstanding the foregoing, if possession of the Premises has not been delivered to Tenant within ninety (90) days following the Term Commencement Date, either Landlord or Tenant, at its option at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by notice to the other, and Landlord and Tenant shall thereupon be released from all obligations under this Lease.

     (b) Prior to the Term Commencement Date, Landlord shall complete the floor(s) in which the Premises are located and shall construct or install in the Premises the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit "C", provided that Landlord shall not be required to incur overtime costs and expenses in performing such construction. The Premises shall be deemed completed and possession delivered when Landlord has substantially completed these improvements subject only to the completion of details of construction, decorations, and mechanical adjustments which do not materially interfere with Tenant's use of the Premises, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed. If any dispute shall arise as to whether Landlord has so completed these improvements, a certificate of occupancy issued by the City of Detroit certifying the date of such completion shall be conclusive and binding of the fact and date upon Landlord and Tenant. Landlord shall advise Tenant of the anticipated date of completion at least thirty (30) days prior thereto, but the failure to give such notice shall not constitute a default hereunder by Landlord.

     (c) In the event the Premises are ready for occupancy prior to the Term Commencement Date, Tenant shall have the right to take early occupancy of the Premises on such date as Landlord and Tenant shall agree, and notwithstanding the Term Commencement date specified herein, the term of the Lease shall commence upon such occupancy.

Rental


3. (a) Tenant shall pay to Landlord throughout the term of this Lease as rental for the Premises:

          (1) Tenant's Percentage Share of the total dollar increase, if any, in
(i) Adjusted Operating Expenses paid or incurred by Landlord in the calendar year over the Base Operating Expenses, and (ii) Property Taxes paid by Landlord in the calendar year over the Base Property Taxes.

     (b) The adjustments contemplated under subparagraph (1) of paragraph (a) above shall be made in accordance with the following procedures:

          (1) Prior to the commencement of the Term and during December of each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the amounts payable under subparagraph (1) of paragraph (a) above for the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay the amount currently payable pursuant hereto until the month after such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Premises) it appears to Landlord that the amounts payable under subparagraph (1) of paragraph (a) above for the current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by notice to tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

          (2) Within one-hundred twenty (120) days after the close of each calendar year or as soon after such one-hundred twenty (120) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of the adjustments to be made pursuant to subparagraph (1) of paragraph (a) above for such calendar year, and such statement shall be final and binding upon Landlord and Tenant. If, on the basis of such statement, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to tenant. If, on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

          (3) If this Lease shall commence on a day other than the first day of a calendar year or terminate on a day other than the last day of a calendar year, the amount of adjustment to be made pursuant to subparagraph (1) of paragraph (a) above that is applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term of this Lease.

     (c) The installment of the Base Rent for the first month of the term shall be paid by Tenant to Landlord upon execution of this Lease. Rental shall be paid to Landlord on or before the first day of each and every successive calendar month after the first month during the term hereof. In the event the Term Commencement Date is other than the first day of a calendar month, or the Term Expiration Date is other than the last day of a calendar month, then the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

     (d) Except as above provided, rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the highest rate of interest legally permitted.

Use

4. The Premises shall be used for general office purposes and no other.
Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Phase I Complex or any of its contents, or cause a cancellation of any insurance policy covering the Phase I Complex or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Phase I Complex, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Phase I Complex, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.


Services

5. (a) Landlord shall maintain the Common Areas of the Phase I Complex, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Office Tower, the mechanical, plumbing and electrical equipment servicing the Office Tower, and the structure itself in reasonably good order and condition except for damage occasioned by the act or omission of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

     (b) Landlord will arrange for the furnishing of electricity to the Premises, and Landlord shall elect either: (i) to charge Tenant for electricity as determined by a separate metering at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company; or (ii) from time to time during the term of this Lease, Landlord may inspect the Premises in order to evaluate Tenant's kilowatt hour electric consumption and demand, and if as a result of such inspection, the amount charged to Tenant shall change because of changes in demand and/or consumption, or in the cost of electricity to Landlord, Landlord shall notify Tenant and commencing with the first day of the next calendar month, Tenant shall pay such revised charge in
monthly installments on the first day of each month.   Notwithstanding anything
herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon thirty (30) days notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Phase I Complex for Tenant's separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, and Landlord shall pay any cost associated with the change.

     (c) Landlord shall furnish the Premises with (1) heat, ventilation and air conditioning to the extent reasonably required for the comfortable occupancy of the Premises from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 12:00 p.m. on Saturdays (in each case except holidays), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (2) elevator service, (3) restroom supplies (except for private restrooms), (4) window washing with reasonable frequency, and (5) janitor service as described in Exhibit "D" attached hereto, provided that Landlord shall not provide janitorial services to any portion of the

Premises used for preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction duplicating or similar equipment. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated (notwithstanding the foregoing, if a service or services are not provided for five (5) consecutive business days for reasons not attributable to Tenant and Tenant is not able to conduct its business within any portion of the Leased Premises, base rent shall abate in an amount proportional to that portion of the Leased Premises that are not tenantable until service or services are restored) by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Phase I Complex, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy serving the Premises or the Phase I Complex. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

     (d) Notwithstanding the provisions of Section 5(c) hereof, Landlord shall not be required to provide ventilation and air conditioning to the Premises as therein provided if Tenant shall utilize in the Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system.

     (e) Tenant shall pay as additional rent the cost of providing all cooling energy, including all costs associated with the installation of meters for measuring cooling energy, to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord.


Taxes Payable by Tenant


6. In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Property Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost of value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than building standard Tenant improvements made by Landlord, if title to such improvements shall be in Tenant's name (b) upon or with respect to the possession, leasing, operation, management, alteration, use or occupancy by Tenant of the Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this lease shall be revised to net to Landlord the same net rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

Alterations

7. Except for the initial improvement of the Premises pursuant to Exhibit "C" which shall be governed by the provisions of Exhibit "C", Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. All such alterations, additions and improvements shall be performed by contractors and subject to conditions specified by Landlord. Landlord shall be entitled to the Investment Tax Credit on eligible property acquired or constructed at Landlord's expense. If any such alterations, additions or improvements to the Premises consented to by Landlord shall be made by Landlord for Tenant's account, at Tenant's discretion, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead) as the work proceeds within ten (10) days after receipt of
statements therefor.   All such alterations, additions and improvements shall
immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant, at the time the initial consent to make such alterations is given by Landlord, to have Tenant remove the same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of such alterations additions and improvements, at the termination of this Lease.

Liens

8. Any mechanic's lien filed against the Premises or the Phase I Complex for work claimed to have been done or materials furnished to Tenant shall be discharged by Tenant within twenty (20) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

Repairs

9. By entry thereunder, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises except for punchlist items. Tenant shall keep the Premises and every part thereof in good condition and repair, ordinary wear and tear. All such repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules relating thereto annex to this Lease as Exhibit "E" and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall at the end of the term hereof surrender to Landlord the Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and no representations respecting the condition of the Premises or the Phase I Complex have been made by Landlord to Tenant, except as provided for in Exhibit "C".

Destruction or Damage

10. (a) In the event the Premises or the portion of the Phase I Complex necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Phase I Complex, Land lord shall forthwith repair the same if such repairs can, in Landlord's opinion, be made within ninety (90) days. This lease shall remain in full force and effect except that an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.

     (b) If such repairs cannot, in Landlord's opinion, be made within ninety
(90) days, or if such damage or destruction is not insured against by Landlord's fire and extended coverage insurance policy covering the Phase I Complex, Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the rent shall be partially abated as hereinabove in this section provided. If Landlord does not so elect to make repairs, this Lease shall terminate as of the date of such fire and other casualty. If, in Landlord's opinion; reasonable repairs cannot be made in ninety (90) days, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within ten (10) days of Landlord's determination.

     (c) A total destruction of the Phase I Complex shall automatically terminate this lease.

     (d) If the Premises are to be repaired under this section, Landlord shall repair at its cost any injury or damage to the Phase I Complex itself and building standard tenant improvements in the Premises. Tenant shall pay the cost of repairing any other tenant improvements in the Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements.

Subrogation

11. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the term hereof insuring or covering the Phase I Complex or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

Indemnification and Liability Insurance

12. (a) Tenant and Landlord hereby waives all claims against each other for damage to any property or injury of death of any person in, upon or about the Premises arising at any time and from any cause other than solely by reason of the negligence or willful act of the other party, its employees or contractors, and Tenant and Landlord shall hold each other harmless from any damage to any property or injury to or death of any person arising from the use of the Premises by Tenant, except such as is caused by the negligence or willful act of the other party, its contractors or employees. The foregoing indemnity obligation of Tenant and Landlord shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by the other party from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph (a) of Section 12 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     (b) Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and One Hundred Thousand Dollars ($100,000) per occurrence for property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require. Such insurance shall name Landlord as an additional named insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' notice from the insurer prior to any cancellation or change of coverage.
Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

Compliance with Legal Requirements

13. Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or offices, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof related to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's acts.

Assignment and Subletting

14. (a) Except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord.

     (b) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the
space so proposed to be sublet.   Landlord shall have the option, exercisable
by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Premises for the balance of the term of this Lease, to terminate this Lease.
If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days to sublet such space to any third party subject to the consent of Landlord, provided that:

          (1) The sublease shall be on the same terms set forth in the notice given to Landlord;

          (2) No sublease shall be valid and no sublessee shall take possession of the Premises subleased until an executed counterpart of such sublease has been delivered to Landlord;

          (3) The sublessee under any such subletting shall be such person, firm or corporation as in Landlord's reasonable judgment is of a character and engaged in a business in keeping with the standards in those respects for the Office Tower and its occupancy and shall not be a government or a governmental authority or a subdivision or an agency or any government or governmental authority or a tenant of Landlord;

     (4) No sublessee shall have the right further to sublet; and

     (5) Seventy-five percent (75%) of any sums or other economic consideration received by Tenant as a result of such subletting whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. In the event Tenant notifies Landlord that it desires to assign this Lease or sublet the entire Premises, Landlord shall have the right to terminate this Lease upon thirty (30) days' notice to Tenant.

     (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

     (e) In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorney's fees and processing fees incurred in connection therewith.

Rules

15. Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit "E" and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in
writing by Landlord.   Landlord shall not be responsible to Tenant for the
non-performance by any other tenant or occupant of the Phase I Complex of any of said rules and regulations.

Entry by Landlord

16. Landlord and its designees may enter the Premises upon twenty-four (24) hours notice except in the case of an emergency, at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of non-responsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Phase I Complex; provided, however, that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry except as provided for in this Lease. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof and provided the emergency was not due to the fault or negligence of Tenant, Landlord shall pay all expenses to repair damage caused by such entry.

Events of Default

17. The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant; (a) if Tenant shall fail to pay any rental within ten (10) days when and as the same becomes due and payable; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 15 to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any preceding seeking any reorganization, arrangement, composition, re-adjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidation of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, re-adjustment, liquidations, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety
(90) days after the appointment with the consent of acquiescence of Tenant, of any trustee, receiver or liquidation of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

     If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of future performance under this Lease (as defined below), Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months' rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Sections 3(a)(1) and (2), and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Premises will not be detrimental to the other tenants in the Phase I Complex or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

Remedies

18. If any of the Events of Default shall occur, then Landlord shall have the following remedies:

     (a) Landlord at any time after the Event of Default, at Landlord's option, may give to Tenant three (3) days' notice of termination of this Lease, and in the event such notice is given this Lease shall come to an end and expire (whether or not the term shall have commenced) upon the expiration of such three (3) days, but Tenant shall remain liable for damages as provided in
Section 19.

     (b) Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and remove any and all of Tenant's property and effects from the Premises.

     (c) Either with or without terminating this Lease, Landlord may relet the whole or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Term Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rent due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

     (d) Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as result of an Event of Default.

Termination Upon Default

19. Upon termination of this Lease by Landlord pursuant to Section 18, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Premises during such period; (c) the worth at the time of the award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the reasonable rental value of the Premises for such period; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by allowing interest at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%)

Other Relief

20. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by stature or otherwise.

Landlord's Right to Cure Defaults

21. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental except as provided for in this lease. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rental.

Attorneys' Fees

22. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefore, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action Tenant shall be entitled to recover for the reasonable fees of its attorneys.

Eminent Domain

23. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, except for relocation expenses or the value of any of its fixtures not originally paid for by Landlord or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be equitably reduced.

Subordination

24. (a) This Lease is and shall be subject and subordinate, at all times, to
(1) the lien of any mortgage or mortgages which may now or hereafter affect the Phase I Complex and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and
(2) any ground or underlying leased which may now or hereafter affect the Phase I Complex, including all amendments, renewals, modifications, consolidation,
replacements and extensions thereof.   Notwithstanding the foregoing, at the
request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease, Landlord shall use its commercially reasonable effort to obtain a nondisturbance agreement from any future lender or owner.

     (b) At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Section 24. Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant's agent and attorney-in-fact to execute any such instruments if Tenant shall fail or refuse to execute the same within ten (10) days after notice from Landlord.

     (c) If, as a condition of approving this Lease, Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

No Merger

25. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Non-Liability of Landlord

26. (a) In the event the original Landlord hereunder or any successor owner of the Phase I Complex, shall sell or convey the Phase I Complex, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attain to such new owner.

     (b) Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Premises or any part of the Phase I Complex or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Premises from any cause other than by reason of the gross negligence or willful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Premises or result in an abatement of rental, except as provided for in Section 5.(c) of this Lease.

     (c) If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Phase I Complex and out of rents or other income from the Phase I Complex receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Phase I Complex, and neither Landlord nor any of the partners comprising the partnership which is the Landlord herein shall be liable for any deficiency.

Estoppel Certificate

27. At any time and from time to time but on not less than ten (10) days' prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification). (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Phase I Complex or nay part thereof.

No Light, Air or View Easement

28. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Phase I Complex shall in no way affect this Lease or impose any liability on Landlord.

Holding Over

29. If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month-to-month upon the terms herein specified but at a monthly rental equivalent to one hundred, twenty-five percent (125%) of the then prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice at least one (1) month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

Abandonment

30. If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

Waiver

31. (a) The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

Notices

32. All notices consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when deposited in the United States Mail, certified or registered, postage pre-paid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. Tenant hereby appoints as its agent to receive the service of all dispossessory or distant proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.


Complete Agreement

33. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understanding, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Phase I Complex. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

Corporate Authority

34. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation were authorized to do so.

Inability to Perform

35. If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish, except as provided for in Section 2.
(a) of this Lease, or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Section 5 or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement except as provided for in Section 5. (c) of this Lease or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

Covenant of Quiet Enjoyment

36. Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the term of this Lease; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Section 24.


37. Tenant represents and warrants that it has dealt with not broker or agent, except Morris and Berke, in connection with the negotiations or the consummation of this lease or any arrangements with respect thereto. Tenant agrees to indemnify and hold harmless Landlord against and from all liabilities and expenses (including, without limitation, counsel fees and disbursements in defending against such liabilities), which may accrue by reason of, on account of, or growing out of or resulting from breach by tenant of such warranty and representation.

Miscellaneous

38. The words "Landlord" and "Tenant: as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the previsions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the consent of Landlord, use the words "Renaissance Center" or the name of the Office Tower or the Phase I Complex for any purpose other than as the address of the business to be conducted by Tenant in the Premises.
Landlord reserves the right to select the name of the Phase I Complex and the Office Tower and to make such changes of name as it deems appropriate from time to time. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.
This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

Exhibits

39. The exhibit(s) and rider, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part here of.

Additional Provisions

40. FIRST OPPORTUNITY TO LEASE ADDITIONAL SPACE

     A. Provided Tenant is not in default and has substantially performed all of is obligations hereunder, Tenant shall have the first opportunity to lease Suite 1300 in Tower 200 consisting of approximately 16,079 rentable square feet for a term coterminous with this Lease and upon such other terms and conditions set forth herein.

     B. Upon notification in writing by Landlord that Landlord has a perspective tenant for such space, Tenant shall have ten (10) business days in which to elect in writing so to lease such space, in which event the lease for same shall commence not more than ninety
          (90) days after Landlord receives Tenant's notice and shall be coterminous with this Lease.

     C. The rental rate for said space shall be the 95% of then current published rental rate.

     D. In the event Tenant declines or fails to elect so to lease such space and the said prospective tenant leases such space and the terms for a period equal to or in excess of the remaining Term of the Lease, then the First Opportunity hereby granted shall automatically terminate and shall thereafter be null and void as to such space.
     E. It is understood that this First Opportunity shall not be construed to prevent any tenant in the Building from extending or renewing its lease and is subordinate to any rights given to other tenants prior to the execution of this Lease.

     F. The First Opportunity hereby granted is personal to United American HEALTHCARE Corporation, and is not transferable; in the event of any assignment or subletting under this Lease, this First Opportunity shall automatically terminate and shall thereafter be null and void.

41.  OPTION TO EXTEND LEASE

     Provided Tenant is not in default hereunder and has substantially performed all of the convenants and obligations of Tenant under this Lease, Tenant shall have the option to extend this Lease (hereinafter, the "Option") for an additional term of five (5) years (the "Extension Period"), upon the terms and conditions hereinafter set forth:

     1. Tenant shall give Landlord written notice of its election to exercise such Option not less than 180 days nor more than 360 days prior to the expiration of the Lease.

     2. If such Option is exercised, then the rental for such Extension Period shall be at the then current published rental rate for comparable office space at Renaissance Center, Detroit, Michigan on the date such option is exercised.

     3. It is understood and agreed that the Option is personal to United American Healthcare Corporation and in the event of any assignment or subleasing of any or all of the Premises said Option shall be null and void.

42.  Right to Audit

     Landlord shall maintain detailed books and records of Property Taxes and Operating Expenses in accordance with general accepted accounting principles consistently applied. Tenant shall have the right to review and/or audit such books and records during normal business hours at the office of Landlord or its manager located within the Phase I Complex. If the review or audit discloses that Tenant has overpaid Tenant's Percentage Share of an increase in Adjusted Operating Expenses and Property Taxes, Landlord shall promptly refund such overpayment to Tenant. If such review or audit determines that Tenant has overpaid Tenant's Percentage Share of an increase in Adjusted Operating Expenses and Property Taxes by more than 5%, Landlord shall promptly reimburse tenant for the reasonable costs incurred by Tenant in performing such review or audit. IN WITNESS WHEREOF, the parties hereto have executed this Lease as indicated below:

WITNESS:                                         LANDLORD:

                                                 RENAISSANCE CENTER VENTURE,
                                                 a Michigan co-partnership


-------------------------
                                                 By
                                                   -------------------------
                                                        Stephen A. Horn



                                                 Its   Authorized Agent
                                                    -------------------------


WITNESS:                                         TENANT:

                                                 UNITED AMERICAN HEALTHCARE
                                                 CORPORATION
                                                 a Michigan Corporation

-------------------------                        By
                                                    -------------------------
                                                    Its
                                                       -------------------------
                                      39

                                 EXHIBIT "A"




A parcel of land located in the City of Detroit, County of Wayne and State of Michigan, to wit:

Being portions of the "Biddle Old Claims", the Plat of Part of the City of Detroit as divided into lots by R.J. Kimball, agent for P. Berthelet, 1828, Liber 3, Pages 472-273, City Records, The "Brush Farms" (Private Claim 1) and the "L. Beaubien Farm (Private Claim 2) lying south of Jefferson avenue, east of Randolph Street, west of St. Antoine Street and north of the Detroit River and being further described as:

Beginning at a point on the southerly line of Jefferson Avenue (210 feet wide) located North 5949'57" East 96.50 feet from the southwesterly corner of Jefferson Avenue and Randolph Street (120 feet wide); thence, along the southerly line of Jefferson Avenue, North 59 degrees 49'57" East 740.49 feet; thence South 19 degrees 52'47" East 201.57 feet; thence South 30 degrees 10'03" East 608.17 feet; thence South 59 degrees 49'57" West 735.50 feet; thence North 30 degrees 10'03" West 714.16 feet; thence North 11 degrees 36'17" West 97.41 feet to the point of beginning.

                                 EXHIBIT "C"

                                LANDLORD'S WORK


I. Tenant shall accept the Premises in an "as is" condition. The term "as is" shall mean that the Premises shall be finished in its present condition, and Landlord shall not be required to provide any further finishing of the Premises at landlord's cost except as stated in Paragraph III below.

II. All leasehold improvements requested by Tenant to be installed by Landlord at Tenant's expense shall be of a material, manufacture, design, capacity and finish established or approved by Landlord. tenant agrees that Landlord shall be reimbursed by Tenant for the total cost of all improvements furnished and installed by Landlord on behalf of Tenant, including architectural and engineering charges associated therewith, and the cost in connection with supervision of the work and general conditions relating thereto, promptly upon being billed monthly therefore based on progress of work. In any case, Landlord will be fully reimbursed by Tenant for the cost of all improvements on or before the term Commencement Date.

III. Landlord shall, at no cost to Tenant, construct the Premises in accordance with the Ford & Earl drawing dated April 4, 1996 shown in Exhibit "C-1" and the Project Estimate Worksheet dated April 11, 1996 shown in Exhibit "C-2".

PROJECT ESTIMATE WORKSHEET                 EXHIBIT "C-2"

TENANT:  UNITED AMERICAN HEALTHCARE        DATE:  APRIL 11, 1996
LOCATION:  200/14                          ESTIMATOR:  M. TAYLOR
CONTACT PERSON:                            FLR. AREA:         16079
PROJECT DESCRIPTION:  NEW TENANT           REVISED:  4-16-96

       DEMOLITION

        ITEM NO.       UNIT     EXT.    UNIT COST       TOTAL

A.  CARPENTRY

REQUIRED CARP. DEMO     LS         1     34252.75      34252.75

B.  CEILINGS

C.  FLOORS

D.  HARDWARE

E.  DRAPERY BLINDS

F.  ELECTRICAL

G.  MECHANICAL

H.  PLUMBING


SUBTOTAL                                               34252.75

C.  FINISHES

  1.  WALLS                                     0.00      0.00
PAINT TYPE:  COATS        SF                    0.44   7815.31
WALLCOVERING:  FABRIC                           0.00      0.00
        VINYL             SF          3162      2.30   7272.60
VINYL W.C. - OFFICE       SF          1904      2.30   4379.20
PAINT ELEV. LOBBY CLG.    EA             1    345.00    345.00
PAINT CORE DOORS          EA             6     40.25    241.50
PAINT RESTROOMS           EA             2    402.50    805.00
FINISH DOORS                                    0.00      0.00
PAINT CONVECTORS          LF           420      4.03   1690.50

D.  FLOORS

CARPET (INSTALLED)        SY          1296     14.43  18704.52
UPGRADE CARPET            SY           321     32.20  10336.20
VCT FLOORING              SF          2007      1.55   3115.87
MARBLE LOBBY/RECEPT.      ALLOWANCE         11500.00  11500.00
UPGRADE CARPET - OFFICES  SY           132     32.20   4250.40
     TYPE 1                                     0.00      0.00
     TYPE 2                                     0.00      0.00
     TYPE 3                                     0.00      0.00
FLOOR PREPARATIONS        SF         16000      0.17   2760.00
CARPET BASE - OFFICE      LF           224      2.88    644.00
CARPET BASE               LF           372      2.88   1069.50
BASE - VINYL              LF          2104      1.09   2298.62

E.  CUSTOM WOOD FINISHES

F.  CUSTOM PAINTED FINISHES

G.  HARDWARE

DOOR CLOSERS              EA             3    108.68    326.03
WALL BUMPERS              EA            34      2.90     98.53

H.  DRAPERY/BLINDS

REWORK ROD, HARD.DRAP    UNIT           37    126.50   4680.50
REWORK DRAPE & HARDWARE  UNIT           47     46.00   2162.00

               SUBTOTAL                              182956.43

     ELECTRICAL

A.  POWER
DUPLEX OUTLET (WALL)            EA    50    69.00  3450.00
DUPLEX OUTLET - DEDICATED       EA     5   115.00   575.00
OUTLET - COPIER                 EA     2   310.50   621.00
QUAD OUTLET (WALL)              EA    11    86.25   948.75
FURNITURE POWER - 3 WIRE        EA    12   437.00  5244.00
FLOOR OUTLET - QUAD             EA     2   339.25   678.50
FLOOR OUTLET - DUPLEX           EA     1   253.00   253.00
TELEPHONE/DATA (WALL)           EA    36    17.25   621.00
TELE/DATA (FURN. SYS.)          EA    18    92.00  1656.00
KITCHEN EQUIPMENT                            0.00     0.00
1.  GARBAGE DISPOSAL            EA     1   264.50   264.50
2.  HOT WATER TANK              EA     1   207.00   207.00
HOOK-UP POWER SCREEN            EA     2   276.00   276.00
DUCT DETECTORS                  EA     2  1380.00  2760.00
DATA RM. OUTLETS -              EA    11   115.00  1265.00
208V, 30 AMP                    EA     8   310.50  2484.00
HOOK-UP A/C UNIT                EA     1  1092.50  1092.50
NEW TRANSFORMER/PANEL           EA     1  5520.00  5520.00

B.  LIGHTING

FLOUR (2X2) LAY- IN B.S.        EA    10  120.75   1207.50
FLOUR (2X4) LAY- IN B.S.        EA   220  126.50  27830.00
RECESSED INCANDESCENT           EA    30  172.50   5175.00
SINGLE POLE SWITCH              EA    32   57.50   1840.00
3-WAY SWITCH                    EA     8   86.25    690.00
DIMMER (WATTAGE)                EA     6  109.25    655.50
EXHAUST FAN CONTROLS            EA     1  247.25    247.25
EMERG. LIGHTING                 EA    10  276.00   2760.00
NIGHT LIGHT                     EA    12   40.25    483.00
EXIT LIGHT                      EA    12  253.00   3036.00

C.  ELECTRIC STRIKE WIRING

D.  INTERCONNECT/DATA CABLING

        SUBTOTAL                                  71840.50

MECHANICAL/HVAC

A.  HVAC

S.A. DIFFUSER                   EA    48    120.75   5796.00
R.A. GRILL                      EA    76     56.35   4282.60
EXHAUST FAN - KITCHEN           EA     1   1253.50   1253.50
VAV BOXES                       EA     8   2875.00  23000.00
SUPPLEMENTAL A/C UNIT -                       0.00      0.00
DATA CENTER, LAB                LS     1  20700.00  20700.00
THERMOSTAT   -    NEW           EA    23    373.18   8583.03

B. PLUMBING

SINK W/SUPPLY, DRAIN, VENT      EA     1  11500.00  11500.00

C.  AIR BALANCING

AIR BALANCING                   SF  16000     0.23   3680.00

D.  FIRE SUPPRESSION

FIRE SUPPRESSION                LS      1  3450.00   3450.00

E.  FIREPROOFING

FIREPROOFING                    LS      1  1150.00   1150.00
  SUBTOTAL                                          83395.13

     MISCELLANEOUS

A.  ENGINEERING SERVICES M & E

ENGINEERING SERVICES            SF   16000    1.38  22080.00

B.  ARCHITECTURAL DESIGN SERVICES

ARCHITECTURAL DESIGN            SF   16000    1.15  18400.00

C.  CLEAN-UP

INITIAL CLEANING                SF   16000    0.12   1840.00

D.  BARRICADES

                                  EXHIBIT "D"

                              JANITORIAL SERVICES

A. General Services Performed on Business Days

     General

     1. Dust and sweep all stone, ceramic, tile, marble, terrazzo, linoleum, rubber asphalt, vinyl asbestos or other similar types of flooring. Waxing, if any, shall be done at the Tenant's expense.

     2.   Vacuum carpeted traffic areas.

     3.   Empty and clean wastepaper baskets and ashtrays.

     4.   Clean and disinfect drinking fountains and water coolers.

     5.   Light dusting of furniture.

     6.   Dust entrance doors.

     Core Lavatories

     1.   Empty wastepaper receptacles.

     2.   Sweep and wet mop flooring using disinfectants.

     3. Clean and disinfect all fixtures and wash and polish mirrors and shelves.

     4. Fill toilet tissue, soap and paper towel dispensers. Toilet tissue, paper towels and soap to be furnished by the Landlord.

B.   Cleaning Services Performed Weekly on Business Days

     1. Dust baseboards, chair rails, file cabinets (within reach) and desk equipment. (Personal effects will not be moved.)

     2.   Vacuum all carpeted areas.

C.   Cleaning Services Performed Quarterly on Business Days

     Perform the following high dusting, namely:

     1. Dust all pictures, frames and similar wall hangings not reached in nightly cleaning.

     2. Dust clean all vertical surfaces such as walls, partitions, doors and bucks and all other vertical surfaces not reached in nightly cleaning.

     3. Dust clean all pipes, ventilating and air conditioning louvers, ducts, diffusers, high mouldings and other high areas not reached in nightly cleaning.

     4. Dust all lighting fixtures including exterior surfaces of diffuser enclosures and all venetian blinds.

D.   Cleaning Services Performed at Other Times on Business Days

     1.   Wash exterior of all windows every four (4) months.

     2.   Wash interior of all windows every six (6) months.

E. Tenant understands that Landlord may substitute, for any of the methods or devices set forth in this Exhibit D, other methods or devices which will achieve substantially the same results. Landlord shall not be required to remove any trash from the Demised Premises generated by (1) special users of the Demised Premises, such as waste and paper disposal for computer operation, or (2) from use of the Premises for more than one
     (1) shift or (3) special personnel.

F. Tenant understands that Landlord will not be responsible to clean any portion of the Demised Premises which is used for, or in connection with, the preparing, dispensing or consumption of food or beverages or as an exhibition area or an auditorium or for storage, shipping room, mail room, workroom, mechanical area, conveyor, showroom, private restrooms, washroom or similar purposes, medical department, laboratory or similar purposes or which is a shop or is used for the operation of computer, data, processing, reproduction, duplicating or similar equipment.

G. Anything hereinabove to the contrary notwithstanding, it is understood that no services of the character provided for in this Exhibit D shall be performed on Saturdays, Sundays or days which are holidays under the applicable union agreements. It being further understood that the Landlord has the right at any time and from time to time to add additional holidays and/or change any of said holidays.

                                  EXHIBIT "E"

                             RULES AND REGULATIONS


     1. No part or the whole of the sidewalks, parking structures, plaza area, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Phase I Complex shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the space demised to such tenant.

     2. No awnings or other projections shall be attached to the outside walls or windows of the Phase I Complex. No curtains, blinds, shades or screens (other than those furnished by Landlord as part of Landlord's Work) shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant.

     3. No sign, advertisement, object, notice, or other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside or inside of the space demised to any tenant or of the Phase I Complex. Interior signs on doors and directory tablets, if any, shall be inscribed, painted, or affixed for each tenant by Landlord at Tenant's expense, and shall be of a size, color and style approved by Landlord.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Phase I Complex, nor placed in the halls, corridors, vestibules or other public parts of the Phase I Complex.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweeping, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein.

     6. No tenant shall bring or keep or permit to be brought or kept, any inflammable, combustible or explosive fluid, material, chemical or substance in or about the premises demised to such tenant.

     7. No tenant shall mark, paint, drill into or in any way deface, any part of the Phase I Complex or the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted.

     8. No cooking shall be done or permitted in the Phase I Complex by any tenant. No tenant shall cause or permit any unusual or objectionable odors to emanate from the space demised to such tenant.

     9. Neither the whole or any part of the space demised to any tenant shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

     10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Phase I Complex or neighboring building or premises, whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing or in any other way. Nothing shall be thrown out of any doors, windows or skylights or down any passageways.



     11. That locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any tenant, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by such tenant and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys.

     12. All removals from the Phase I Complex or the carrying in or out of the Phase I Complex or the space demised to any tenant of any safes, freight, furniture or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Phase I Complex and to exclude from the Phase I Complex all freight which violates any of these rules and regulations or the provisions of such tenant's lease.

     13. No tenant shall use or occupy or permit any portion of the space demised to such tenant to be used or occupied as an employment bureau or for the storage, manufacture, or sale of liquor, narcotics or drugs. No tenant shall engage or pay any employee in the Phase I Complex, except those actually working for such tenant in the Phase I Complex, nor advertise for laborers giving an address at the Phase I Complex.

     14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Phase I Complex or its desirability as a building for offices and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

     15. Landlord reserves the right to control and operate the public portions of the Phase I Complex and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Phase I Complex, between the hours of 6:00 p.m. and 8:00 a.m. on business days and at hours on Saturdays, except 8:00 a.m. to 1:00 p.m., Sundays and holidays, all persons who do not present a pass to the Phase I Complex signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for acts of such persons.

     16. Each tenant, before closing and leaving the space demised to such tenant at any time, shall see that all entrance doors are locked.

     17. Each tenant shall, at its expense, provide artificial light in the space demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in such space.

     18. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purposes.